Exhibit 4.26.1

AGREEMENT No.1
on Amendments to Agency Agreement No.35-06-23 dated November 01st, 2006

Moscow	, 2008

Open Joint-Stock Company Long Distance and International Telecommunications Rostelecom, hereinafter referred to as “Rostelecom” represented by its Director General Mr. K.Yu. Solodukhin, acting on the basis of the Articles of Association, on the one part, and Open Joint-Stock Company North-West Telecom, hereinafter referred to as the “Operator”, represented by its Director General Mr.V.A. Akulich, acting on the basis of the Articles of Association, on the other part, jointly referred to as the “Parties”, have made this Agreement as follows:

1.                   Agency Agreement No. 35-06-23 dated November 01st, 2006 shall be revised in compliance with Appendix No.1 to this Agreement (Revision 2).

2.                   Any financial obligations arisen and not fulfilled prior to this Agreement taking effect shall be performed in compliance with Agreement No. 35-06-23 dated November 01st, 2006.

3.                   This Agreement shall take effect from its signing by the Parties.

4.                   This Agreement is made in duplicate with the same legal effect with one copy for each Party.

Signatures of the Parties:

Rostelecom OJSC:

Legal address:

Russia 191002, Saint Petersburg

15, Dostoevskogo Street

Postal address:

Russia 191002, Saint Petersburg

15, Dostoevskogo Street

Tel. (812) 164-23-29

Fax: (812) 164-15-49

TIN 7707049388

KPP 784002001, s/account 40702810700300010657
with Svyaz-Bank OJSC AKB, Petersburg branch,
correspondent account 30101810200000000759,  BIC
044030759, OKONKh (All-Russia Classifier of Sectors
of the National Economy) 52300,

OKPO 17514186

North-West Telecom OJSC:

Address (legal address): 191186, St. Petersburg,
14/26 Gorokhovaya Street

Postal address (for correspondence):

191186 14/26 Gorokhovaya Street

Tel. (812) 719 93 24

Fax: (812) 710 62 77

TIN 7808020593

Settlement account: 40702810900300000001

with Svyaz-Bank OJSC AKB, 191014, Saint
Petersburg, 12, Baskov Lane

Correspondent account 30101810200000000759 in
GRKC GU CB in Saint Petersburg

BIC 044030759

OGRN 1027809169849

KPP 784001001

Director General Rostelecom OJSC Mr. K.Yu. Solodukhin , 2008 Seal here

Director General

North-West Telecom OJSC Mr. V.A.Akulich , 2008 Seal here

APPENDIX No.1 to AGREEMENT No.1

dated                             , 2008

on Amendments to Agency Agreement No.35-06-23 dated November 01st, 2006

Agency Agreement No.35-06-23 (revision 2)

Rostelecom Open Joint-Stock Company of Long Distance and International Communication, hereinafter referred to as “Rostelecom” represented by its Director General Mr. K.Yu. Solodukhin, acting on the basis of the Articles of Association, on the one part, and Open Joint-Stock Company North-West Telecom, hereinafter referred to as the “Operator”, represented by its Director General Mr.V.A. Akulich, acting on the basis of the Articles of Association, on the other part, hereinafter jointly referred to as the “Parties”, have made this Agreement as follows:

1.                                     TERMS AND DEFINITIONS

In this Agreement the following terms shall have the following meanings unless otherwise directly stated herein:

1.1.                             “Agreement” shall mean this Agreement with any Appendixes, Amendments, Modifications and Additional Agreements hereto.

1.2.                             “Corporate Users” shall mean any legal entities which are the Operator’s subscribers ordering and (or) using Rostelecom long distance and (or) international telephone communication services access to which is provided by the Operator.

1.3.                             “Individual Users” shall mean any individual subscribers of the Operator ordering and (or) using Rostelecom long distance and (or) international telephone services access to which is provided by the Operator.

1.4.                             “Users” shall mean both Corporate Users and Individual Users.

1.5.                             “Reporting Period” shall mean a calendar month during which the Operator carried out any legal or other actions specified as the subject of this Agreement on behalf and at the expense of Rostelecom.

1.6.                             “Accounting Period” shall mean a calendar month starting directly after the Reporting Period.

1.7.                             “Agreement Form” shall mean an agreement form for Rostelecom long distance and international communication services to the Users on condition of Rostelecom pre-selection as an operator providing long distance and international communication services, the obligation for executing which shall be borne by the Operator in compliance with this Agreement.

1.8.                             “Instructions” shall mean a document attached to the Agreement Form with Corporate Users and defining the maximum amount of amendments which may be made to agreements with Corporate Users executed by the Operator in compliance with this Agreement as compared to the corresponding Agreement Form. The requirements to the Instructions content and application are given in Appendix No.2 hereto.

2.                                     SUBJECT OF AGREEMENT

2.1.                             In compliance with this Agreement the Operator shall carry out on behalf and at the expense of Rostelecom the following legal and other actions:

2.1.1.                    make on behalf of Rostelecom using one of the Agreement Forms approved by Rostelecom in compliance with Appendix No.1 hereto agreements for long distance and international communication services by Rostelecom on condition of pre-selection of Rostelecom as an operator of long distance and international communication services with Corporate Users which apply to the Operator for making such agreements by executing one document.

2.1.2.                    make on behalf of Rostelecom using one of the Agreement Forms approved by Rostelecom in compliance with Appendix No.1 hereto agreements for long distance and international communication services by Rostelecom on condition of pre-selection of Rostelecom as an operator of long distance and international communication services with Individual Users, including the following activities:

a)             Upon Rostelecom’s authorization:

1.                   Printing according to the layouts provided by Rostelecom;

2.                   Forming packages for delivery to individuals;

3.                   Converting packages for delivery to individuals;

4.                   Arranging for package delivery to individuals;

b)            upon request by Individual Users:

1.                   Processing documents received from individual users;

2.                   Compilation and sending to Rostelecom registers of documents received by COK from individuals.

2.1.3.                    provide reference and information services to any Individual Users in case of campaigns upon Rostelecom’s request within the terms agreed by the Parties concerning long distance and international communication services provided to Users on condition of Rostelecom pre-selection as an operator of long distance and international communication services.

3.                                    GENERAL REQUIREMENTS TO EXECUTING ORDERS

3.1.                            The Operator upon making agreements with Corporate Users specified in Clause 2.1.1 according to the Agreement Forms approved by Rostelecom, may not recede from the contractual terms given in the corresponding Agreement Form unless otherwise is directly specified by the Instructions to the corresponding Agreement Form. If any Corporate User does not agree to sign the agreement on the terms prescribed by the Agreement Form and suggests in compliance with Clause 3, Appendix No.2 hereto, amending such terms, the Operator may agree to such amendments without a prior written consent from Rostelecom only to the extent allowed by the Instructions to the corresponding Agreement Form.

3.2.                            Upon signing agreements with Individual Users as specified by Clause 2.1.2 according to the Agreement Forms approved by Rostelecom, the Operator may not recede from the contractual terms prescribed by the corresponding Agreement Form.

3.3.                            The Operator shall perform Clause 2.1.2 in compliance with the official notice from Rostelecom on signing agreements with Individual Users. With the notice the Operator shall receive a package of documents required for the activities in compliance with Clause 2.1.2. The notice shall specify the beginning and period of the Operator’s signing agreements with Individual Users and selection criteria  in respect of Individual Users.

4.                                    MAKING AGREEMENTS WITH USERS

4.1.                            When any User (or his/its duly authorized representative) applies to the Operator to sign an agreement for Rostelecom long distance and international communication services, the Operator shall promptly sign with such User an agreement using one of the Agreement Forms approved by Rostelecom in compliance with Appendix No.1 hereto.

4.2.                            With any Users which are state-financed organizations the Operator shall, if required, make an agreement for Rostelecom long distance and international communication services specifying that such agreement shall be effective from the date following the expiration date of the previous agreement with Rostelecom for long distance and international communication services made with the corresponding User.

4.3.                            The agreement with any User shall be signed in duplicate by the Operator and the User and sealed by the Operator. If the agreement is signed with any Corporate Users, such agreement shall be sealed by the Corporate User and the Operator. One copy shall be provided to the User and the other shall be sent to Rostelecom within 5 (five) days after signing the agreement but no later than the 1st day of the month following the month when such agreement with the User was signed.

4.4.                            If any Corporate User makes any suggestions regarding the Agreement Form not specified by the Parties in the Instructions attached to the Agreement Form suggested to such Corporate User, the Operator shall send the suggestions of such Corporate User to Rostelecom and shall not make an agreement with such Corporate User until receipt of the corresponding written instructions from Rostelecom.

5.                                    THE OPERATOR’S REMUNERATION

5.1.                             For performing the agency functions in compliance with this Agreement, Rostelecom shall pay the following remuneration to the Operator:

5.1.1.                    For each agreement signed with a Corporate User in compliance with Clause 2.1.1 hereof — a one-time fee of 500 (five hundred) rubles (without VAT) calculated at the rate effective on the corresponding billing date.

5.1.2.                    For the works carried out in compliance with Subclauses 1-4, Clause 2.1.2 — 80 (eighty) rubles for each package (without VAT);

5.1.3.                    For each agreement signed with an Individual User including payment for the works carried out in compliance with Subclauses 5-6, Clause 2.1.2 — 80 (eighty) rubles for each package (without VAT).

5.1.4.                    For each agreement signed with a User which is a state-funded organization (in case an agreement was previously signed with such User which expired) in compliance with Clause 2.1.1 hereof — a one-time fee of 200 (two hundred) rubles (without VAT) calculated at the rate effective on the corresponding billing date.

5.2.                            For the services provided in compliance with Clause 2.1.3 — monthly payments of 525,000 (five hundred and twenty-five thousand) rubles (without VAT) calculated at the rate effective on the corresponding billing date, within 3 (three) months after the starting date of sending packages to Individual Users in compliance with Clause 2.1.2 as agreed by the Parties.

6.                                    REPORT AND SETTLEMENT PROCEDURE

6.1.                            Settlements between the Parties shall be made on a monthly basis in compliance with this Agreement and the Operator’s report on performance of the agency functions (“Operator’s Report”) in the forms attached in Appendix No.3.

6.2.                            By the 5th day of the Accounting Period the Operator shall send to Rostelecom the Operator’s Report and a bill for payment.  A copy of the Operator’s Report, bill for payment and invoice shall be sent to Rostelecom by fax with a delivery confirmation. Their originals shall be sent by a registered letter with a delivery confirmation. The date of the actual delivery of such documents shall be the date of the fax receipt. The invoice shall be provided within the terms prescribed by the tax laws of the Russian Federation.

6.3.                            The Operator’s Report on signing agreements with Individual Users in compliance with Subclauses 1-4, Clause 2.1.2 hereof (form 3 Appendix No.3) shall be provided to Rostelecom with the register of individuals who received the agreements, with their telephone numbers and dates of the package sending. The register may be provided electronically only. Within 20 days after receiving such register Rostelecom may request from the Operator on a selective basis copies of the source documents confirming that the packages were sent to Individual Users which shall be provided to Rostelecom within 10 business days after such request.

6.4.                            Rostelecom shall review the documents provided by the Operator and in case Rostelecom has no objections, it shall approve the Operator’s Report within 2 (two) business days after receiving the Operator’s Report. In case Rostelecom has any comments on the documents provided by the Operator, Rostelecom shall inform the Operator thereof in writing within 2 (two) business days after receiving the documents by fax.  Rostelecom shall approve the Operator’s Report with its comments on it. A copy of the approved Operator’s Report shall be sent to the Operator by fax with a delivery confirmation. The original documents shall be sent by registered mail with a delivery confirmation. The date of the document delivery shall be the date of their receipt by fax.

6.5.                            Within 20 (Twenty) days after approving the Operator’s Report Rostelecom shall pay the Operator its remuneration defined in compliance with Clause 5.1  hereof for performing the agency functions. In case the Operator’s Report is approved with comments, settlements shall be made for the uncontested amount.

6.6.                            To eliminate any defects regarding documents provided by the Operator the Parties shall carry out further negotiations and shall inspect/itemize the issues in question within 10 business days after Rostelecom sent a written notice of its objections to the Operator. According to the data verification results the Parties shall execute and sign the reconciliation report for the amount of services provided by the Parties (hereinafter referred to as the “Reconciliation Report”) and, if required, shall recalculate payments for any further Accounting Periods. The signing of the Reconciliation Report by the Parties shall mean approval of the Operator’s Report by Rostelecom.

6.7.                            On a quarterly basis and if required Rostelecom and the Operator shall reconcile their calculations. The reconciliation report shall be made by the interested Party in duplicate and shall be signed by the authorized representatives of the Parties. The Party which receives the Reconciliation Report shall sign it or provide its objections regarding the validity of the information it contains within 20 (twenty) days after the sending date of the Reconciliation Report.

6.8.                            The bills for monthly remuneration for the services under Clause 2.1.3 shall be provided by the Operator to Rostelecom by the last day of the corresponding month and shall be paid within 20 (twenty) days after the billing date.

7.                                    LIABILITY OF THE PARTIES.

7.1.                            The Parties shall be liable for failure to fulfill or improper fulfillment of their obligations under this Agreement in compliance with the procedure and to the extent prescribed by the current laws of the Russian Federation and this Agreement.

7.2.                            Any actual damage incurred by either Party due to failure to fulfill or improper fulfillment by the other Party of its contractual obligations under this Agreement shall be reimbursed.

7.3.                            In case of violation by either Party of the terms for fulfillment of its obligations under this Agreement or their improper performance, the Party in default shall pay to the other Party upon demand a penalty of 0.01% of the total agency fee specified in Clause 5.1 hereof for the calendar month when such violation took place, for each day of delay in proper fulfillment of its obligations but no more than 10% of such agency fee.  The penalty shall be paid within 10 days after receipt of the corresponding request from the other Party.

8.                                    CONFIDENTIALITY.

8.1.                            The confidentiality conditions prescribed by Confidentiality Agreement No. 39-06-30 dated August 30th, 2006 signed by the Parties shall fully apply to the legal relations between the Parties under this Agreement.

8.2.                            Any information exchange between the Parties under this Agreement shall be done in a way providing for its confidentiality in compliance with the Confidentiality Agreement.

9.                                    TERM OF AGREEMENT AND CANCELLATION PROCEDURE.

9.1.                            This Agreement shall take effect when signed by the Parties and shall be valid for one year. Unless either Party announces the termination of this Agreement 30 (thirty) calendar days prior to its expiration, the Agreement shall be automatically extended for each following year. The number of terms for which the Agreement may be extended shall not be limited.

9.2.                            This Agreement may be cancelled pre-term upon consent of the Parties or on any other grounds prescribed by the current laws of the Russian Federation.

9.3.                            Upon cancellation of this Agreement the Parties shall complete all mutual settlements within thirty days after the cancellation date.

10.                             OTHER TERMS.

10.1.                      This Agreement shall be made in duplicate with one copy for each Party having the same legal effect.

10.2.                      Neither Party may transfer its rights and obligations under this Agreement without a prior written consent of the other Party.

10.3.                      The Parties shall acknowledge each other’s rights for any trademarks and trade names and shall not use them in any way without a prior written consent. This clause shall remain in force after termination of this Agreement.

10.4.                      To inform the Operator of any agreements with Users made by Rostelecom independently, Rostelecom shall send a list of such agreements made within the Reporting Period to the Operator on a monthly basis.

10.5.                      Any notices and communications may be sent by the Parties by facsimile, electronic mail, registered mail or courier with a delivery confirmation. A delivery confirmation for an electronic mail shall be a confirmation of delivery by the corresponding mail software and in case of delivery by facsimile - a copy of notice with the proper mark (report) of the sending fax on the proper transmission of the message to the corresponding telephone number.

10.6.                      List of Appendixes:

Appendix No.1 Approval Procedure for Instructions.

Appendix No.2 Requirements to the Contents of Instructions and their Application.

Appendix No.3 Forms for the Operator’s Report on Agency Functions Performance.

10.7.                      Either Party to this Agreement may make suggestions for amending it. Any modifications and amendments properly agreed and executed shall form an integral part of this Agreement.

11.                             SIGNATURES AND BANKING DETAILS OF THE PARTIES

Rostelecom OJSC:

Legal address:

Russia 191002, Saint Petersburg

15, Dostoevskogo Street

Postal address:

Russia 191002, Saint Petersburg

15, Dostoevskogo Street

Tel. (812) 164-23-29

Fax: (812) 164-15-49

TIN 7707049388

KPP 784002001, s/account 40702810700300010657
with Svyaz-Bank OJSC AKB, Petersburg branch,
correspondent account 30101810200000000759,  BIC
044030759, OKONKh (All-Russia Classifier of

Sectors of the National Economy) 52300,

OKPO 17514186

North-West Telecom OJSC:

Address (legal address): 191186, St. Petersburg,
14/26 Gorokhovaya Street

Postal address (for correspondence):

191186 14/26 Gorokhovaya Street

Tel. (812) 719 93 24

Fax: (812) 710 62 77

TIN 7808020593

Settlement account: 40702810900300000001

with Svyaz-Bank OJSC AKB, 191014, Saint
Petersburg, 12, Baskov Lane

Correspondent account 30101810200000000759 in
GRKC GU CB in Saint Petersburg

BIC 044030759

OGRN 1027809169849

KPP 784001001

Rostelecom: Director General Rostelecom OJSC Mr. K.Yu. Solodukhin , 2008 Seal here	Operator:

Director General

North-West Telecom OJSC Mr. V.A.Akulich , 2008 Seal here

APPENDIX No.1

to Agency Agreement No.35-06-23 (revision 2)

dated                             , 2008

Approval Procedure for the Instructions

1.                   Within 10 (ten) days after signing this Agreement Rostelecom shall send to the Operator all the Agreement Forms. With the Agreement Forms Rostelecom shall send to the Operator the Instructions to the Agreement Forms with Corporate Users.

2.                   All the Agreement Forms shall be approved by Rostelecom without the Operator’s consent and shall be sent in duplicate.

3.                   The Instructions shall be sent to the Operator in duplicate with the mark “Approved” on each Instruction signed by Rostelecom’s authorized representative and sealed by Rostelecom.

4.                   Within 10 (ten) days after receiving the Instructions from Rostelecom and in case there are no suggestions for amending such Instructions, the Operator shall approve them and send one copy of each Instruction to Rostelecom with the mark “Approved” on each Instruction signed by the Operator’s authorized representative and sealed by the Operator.

5.                   If the Operator has any suggestions for amending the Instructions, the Operator shall within 10 (ten) days after their receipt from Rostelecom send its suggestions to Rostelecom.

6.                   In case Rostelecom accepts the Operator’s suggestions for amending the Instructions, Rostelecom shall send the amended Instructions to the Operator for approval within 10 (ten) days after receipt of the Operator’s suggestions. The approval procedure shall be repeated in compliance with Clause 4 of this Appendix.

7.                   If Rostelecom does not accept the Operator’s suggestions for amending the Instructions, the Parties shall carry out negotiations within 20 (twenty) days after receipt by Rostelecom of the corresponding suggestions for amending the Instructions from the Operator.

8.                   In case the Parties fail to reach an agreement in compliance with Clause 7 regarding amending the corresponding Instructions, such Instructions shall be deemed as approved in Rostelecom’s revision, and the Parties shall execute such approval in compliance with the procedure prescribed by Clause 4 of this Appendix.

9.                   In case within the term of this Agreement Rostelecom develops any Instructions other than those approved in compliance with Clauses 1-8 of this Appendix, Rostelecom shall send such Instructions to the Operator. In such case the Parties shall complete the approval procedure prescribed by Clauses 1-8 of this Appendix.

Rostelecom: Director General Rostelecom OJSC	Operator: Director General North-West Telecom OJSC

Mr. K.Yu. Solodukhin , 2008 Seal here	Mr. V.A.Akulich , 2008 Seal here

APPENDIX No.2

to Agency Agreement No.35-06-23 (revision 2)

dated                             , 2008

Requirements to the Contents of Instructions and their Application

1.               The Instructions provided in compliance with Clause 1, Appendix No.1 hereto shall contain the following:

•                  indication of any provisions (clauses, articles, sections, etc.)  of the Agreement Forms which may be amended;

•                  character or extent of possible amendments.

2.               The Instructions provided in compliance with Clause 1, Appendix No.1 hereto may contain the following:

•                  alternative revisions of provisions (clauses, articles, sections, etc.) of the Agreement Forms which may be amended;

•                  variability of amendments (for instance, a 10-day term may be extended by no more than 10 days);

•                  additional explanations to the Agreement Forms.

3.               When signing agreements with Corporate Users as specified in Clause 2.1.1 of the Agreement the Operator may amend the Agreement Forms only to the extent allowed by the corresponding Instructions and only if such amendments are initiated by the Corporate User in writing (for instance, in a discrepancy report sent to the Operator).

Rostelecom: Director General
Rostelecom OJSC
Operator: Director General
North-West Telecom OJSC

Mr. K.Yu. Solodukhin , 2008 Seal here	Mr. V.A.Akulich , 2008 Seal here

APPENDIX No.3

to Agency Agreement No.35-06-23 (revision 2)

dated                             , 2008

Forms of the Operator’s Report

on Agency Functions Performance

under Agreement No.                   dated

for                              month (reporting period)                   year.

Form 1. The Operator’s Report on agreements with Corporate Users for communication services in the reporting period in compliance with Clause 2.1.1 hereof.

	Number of agreements signed in the reporting period	Branch 1	Branch 2	Branch 3	...	Total in the reporting period	Fee per agreement, rub.	Total fee, rub. without VAT
1.	Agreements with Corporate Users

Note:

1.               Reports by the Operator’s branches in Form 2 shall be attached to the Operator’s Report in Form 1.

2.               The Report in Form 2 shall be approved by the manager of the Operator’s branch.

Form 2.

Report                     by the communication services branch for                       , 200    .

Branch	No.	Corporate User’s name	TIN	Unique account number	Agreement number	Agreement date	Document certifying sending by the Operator of agreements made with Corporate Users
Agreements

	1	Ptizefabrika OOO
2

The Operator’s fee is                                                rub. without VAT.

The VAT of 18% is                                                                  rub.

The total Operator’s fee is                                            rub. without VAT.

Form 3. The Operator’s Report on signing agreements with individual users in compliance with Subclauses 1-4, Clause 2.1.2 hereof:

		Total sent in the reporting period	Fee per agreement, rub.	Total fee, rub. without VAT
1	Agreements with Individual Users

The Operator’s fee is                                                rub. without VAT.

The VAT of 18% is                                                                  rub.

The total Operator’s fee is                                            rub. without VAT.

Form 4. The Operator’s Report on signing agreements with individual users in compliance with Subclauses 5-6, Clause 2.1.2 hereof:

Number of agreements signed in the reporting period
		Total	Including provided to Rostelecom	Fee per agreement, rub.	Total fee, rub. without VAT
1	Agreements with Individual Users

The Operator’s fee is                                                rub. without VAT.

The VAT of 18% is                                                                  rub.

The total Operator’s fee is                                            rub. without VAT.

For Rostelecom:	For the Operator:

Rostelecom OJSC	North-West Telecom OJSC

, 200 Seal here	, 200 Seal here

Rostelecom: Director General Rostelecom OJSC Mr. K.Yu. Solodukhin , 2008 Seal here	Operator: Director General North-West Telecom OJSC Mr. V.A.Akulich , 2008 Seal here